Exhibit 99(g)(iii)

BRANDYWINE BLUE FUND, INC.
AMENDMENT TO THE CUSTODY AGREEMENT

THIS AMENDMENT dated as of this 1st day of October 2012, to the Custody Agreement, dated as of the 25th day of March, 2004, as amended March, 16, 2006, (the "Agreement"), is entered by and between Brandywine Blue Fund, Inc., a Maryland corporation (the “Corporation”) and U.S. Bank, N.A., a national banking association (the "Custodian").

RECITALS

WHEREAS, the parties have entered into a Custody Agreement; and

WHEREAS, the Corporation and the Custodian desire to amend said Agreement; and

WHEREAS, Article XIV, Section 14.4 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit C, the fee schedule of the Agreement, is hereby superseded and replaced with Amended Exhibit C attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

BRANDYWINE BLUE FUND, INC.	U.S. BANK, N.A.

By: /s/Coleen Rowley	By: _/s/ Michael R. McVoy

Printed Name: Coleen Rowley	Printed Name: Michael R. McVoy

Title: Secretary	Title: Senior Vice President

Amended Exhibit C
to the Brandywine Blue Fund, Inc. Custody Agreement

Name of Series
Brandywine Blue Fund
Brandywine Advisors Fund

DOMESTIC CUSTODY SERVICES ANNUAL FEE SCHEDULE BRANDYWINE BLUE FUND, INC EFFECTIVE 10/01/12

Annual Fee Based Upon Market Value

•  XXXX% on assets (.5 bps on average daily market value)
•  Chief Compliance Officer Support Fee   $ XXXX  /year
•  Plus portfolio transaction fees

Portfolio Transaction Fees
$ XXXX  per book entry DTC transaction/Federal Reserve transaction/principal paydown/non US Bank Repurchase Agreement
$ XXXX  per short sale
$ XXXX  per U.S. Bank repurchase agreement transaction
$ XXXX  per option/future contract written, exercised or expired
$ XXXX  per mutual fund trade/Fed wire/margin variation Fed wire
$ XXXX  per physical security transaction
$ XXXX  per Cedel/Euroclear Transaction
$ XXXX  per disbursement (waived if U.S. Bancorp is Administrator)
$ XXXX  per segregated account per year

▪  A transaction is a purchase/sale of a security, free receipt/free delivery, tender or exchange.
▪  No charge for maturity of Commercial Paper
▪  No charge for the initial conversion free receipt.
▪  Overdrafts – charged to the account at prime interest rate plus 2.

Out-Of-Pocket Expenses
Including but not limited to expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, and extraordinary expenses based upon complexity.

Fees are billed monthly